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                                                                     EXHIBIT 4.1


                                                                  EXECUTION COPY

                              AMENDMENT NUMBER TWO
                                       TO
                            SERIES 1999-C SUPPLEMENT

      THIS AMENDMENT NUMBER TWO (this "Amendment") dated as of June 26, 2003, amends that SERIES 1999-C SUPPLEMENT dated as of November 3, 1999 as previously amended by the Fleet Credit Card Master Trust II Amendment to Series Supplements dated as of January 1, 2002 (the Series 1999-C Supplement, as amended, the "Supplement").

      The Supplement and this Amendment are by and among FLEET CREDIT CARD FUNDING TRUST, a Delaware statutory trust, as Transferor (the "Transferor"), FLEET BANK (RI), NATIONAL ASSOCIATION, a national banking association, as Servicer (the "Servicer") and DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly Bankers Trust Company), a New York banking corporation, as Trustee (the "Trustee").

      The Supplement creates and sets forth the terms of a Series of Investor Certificates known as "Fleet Credit Card Master Trust II, Series 1999-C." The Series of Investor Certificates created by the Supplement were issued in two Classes. The first Class is known as the "Class A 6.90% Asset Backed Certificates, Series 1999-C" and the second Class is known as the "Class B 7.20% Asset Backed Certificates, Series 1999-C." In addition, a third Class of interests in the Trust known as the "Collateral Interest, Series 1999-C" was created which, except as expressly provided in the Supplement, is deemed to be an "Investor Certificate" for all purposes under the Supplement and the Agreement (as defined in the following paragraph).

      The Supplement supplements that Amended and Restated Pooling and Servicing Agreement dated as of December 1, 1993 and amended and restated as of January 1, 2002 and as further amended by the Amendment Number 1 dated as of April 1, 2002 (the Amended and Restated Pooling and Servicing Agreement, as so amended, the "Pooling and Servicing Agreement") which is among the Transferor, the Servicer and the Trustee.

      Terms used in this Amendment and not defined herein shall have the meaning assigned to such terms in the Supplement or, if not defined in the Supplement, shall have the meaning assigned to such terms in the Pooling and Servicing Agreement.

                                    RECITALS

      WHEREAS, the Transferor and the Servicer wish to amend the Supplement as provided in this Amendment in accordance with Section 13.01 of the Pooling and Servicing Agreement and the Trustee is willing to consent to such amendment upon the terms provided herein.


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      NOW THEREFORE, in consideration of the premises and agreements contained herein, the parties hereto agree as follows:

      SECTION 1. Amendment to Section 6.1 of the Supplement. Clause (d) of
Section 6.1 of the Supplement is hereby amended and restated in its entirety to read as follows:

            (d) the (i) Net Portfolio Yield plus the Yield from Excess Finance Charges averaged over three consecutive Monthly Periods is less than (ii) the Base Rate averaged over such period; provided that, for purposes of this clause (d) the "Yield from Excess Finance Charges" shall mean, with respect to each Monthly Period, (x) the annualized percentage equivalent of a fraction, the numerator of which is equal to the Excess Finance Charges allocated to Series 1999-C with respect to such Monthly Period and the denominator of which is the Investor Amount as of the last day of the preceding Monthly Period or (y) 0% for each of the Monthly Periods in the calculation period if any other Pay Out Event has occurred with respect to Series 1999-C, any Pay Out Event has occurred with respect to any other Series in Group One, a Servicer Default has occurred or the Base Rate exceeds the Net Portfolio Yield by more than 2.00% for any of such three Monthly Periods.

      SECTION 2. Supplement in Full Force and Effect as Amended. Except as specifically amended hereby, all of the terms and conditions of the Supplement shall remain in full force and effect. All references to the Supplement in any other document or instrument shall be deemed to mean such Supplement as amended by this Amendment. This Amendment shall not constitute a novation of the Supplement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Supplement, as amended by this Amendment, as though the terms and obligations of the Supplement were set forth herein.

      SECTION 3. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

      SECTION 4. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


                                      -2-

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Supplement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        FLEET BANK (RI), NATIONAL ASSOCIATION,
                                        Servicer

                                        By:  /s/ Jeffrey A. Lipson
                                             ---------------------------------
                                             Name: Jeffrey A. Lipson
                                             Title: Vice President

                                        FLEET CREDIT CARD FUNDING TRUST,
                                        Transferor

                                        By:  /s/ Jeffrey A. Lipson
                                             ---------------------------------
                                             Name: Jeffrey A. Lipson
                                             Title: Vice President

                                        DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                        (formerly Bankers Trust Company), not
                                          in its individual capacity, but solely
                                          as Trustee


                                        By:  /s/ Peter Becker
                                             ---------------------------------
                                             Name: Peter Becker
                                             Title: Vice President


    [SIGNATURE PAGE TO AMENDMENT NUMBER TWO TO THE SERIES 1999-C SUPPLEMENT]